UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2018

NEW JERSEY RESOURCES CORPORATION
(Exact Name of registrant as specified in its charter)

New Jersey	001-08359	22-2376465
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification No.)
of Incorporation)

1415 Wyckoff Road
Wall, New Jersey	07719
(Address of Principal Executive Offices)	(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01 Entry into a Material Definitive Agreement

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 8, 2018, New Jersey Resources Corporation (“NJR”) and certain institutional investors in the private placement market (“Purchasers”) entered into a Note Purchase Agreement (“Note Purchase Agreement”), under which NJR sold to the Purchasers on June 8, 2018 $100 million of NJR’s 3.96% Senior Notes, Series 2018A, due June 8, 2028 (“Notes”). The Notes are guaranteed by certain unregulated subsidiaries of NJR. The Notes are unsecured. The proceeds of the Notes will be used for general corporate purposes, including, but not limited to, funding capital expenditures.

Interest will accrue on the Notes at 3.96% per annum and will be payable on June 8 and December 8 of each year, beginning on December 8, 2018, and on the maturity date of June 8, 2028. NJR may prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $1,000,000 in aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the aggregate principal amount so prepaid together with interest accrued thereon to the date of such prepayment and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Notes are also subject to required prepayments upon the occurrence of certain events. The Notes have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or under the securities laws of any jurisdiction. The Notes are subject to certain restrictions on transfer and may only be sold in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

The Note Purchase Agreement contains customary representations and warranties of NJR and the Purchasers and also contains customary events of default and certain covenants which will limit NJR’s ability beyond agreed upon thresholds, to, among other things: (i) incur additional debt (including a covenant which limits the amount of consolidated total debt of NJR at the end of a fiscal quarter to 65% of the consolidated total capitalization of NJR, as those terms are defined in the Note Purchase Agreement, and a covenant limiting priority debt to 20% of NJR’s consolidated total capitalization, as those terms are defined in the Note Purchase Agreement); (ii) incur liens; (iii) make dispositions of assets; (iv) enter into transactions with affiliates; and (v) merge, consolidate, transfer, sell or lease all or substantially all of NJR’s assets. These covenants are subject to a number of important exceptions and qualifications set forth in the Note Purchase Agreement.

The above description of the Note Purchase Agreement is qualified in its entirety by reference to the entire Note Purchase Agreement attached hereto as Exhibit 4.1 and incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit
4.1	$100,000,000 Note Purchase Agreement, dated as of June 8, 2018, by and among New Jersey Resources Corporation and the Purchasers party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION

Date: June 8, 2018	By:	/s/ Patrick J. Migliaccio
Patrick J. Migliaccio
Senior Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1	$100,000,000 Note Purchase Agreement, dated as of June 8, 2018, by and among New Jersey Resources Corporation and the Purchasers party thereto